UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) August 9, 2010
AMES TRUE TEMPER, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	333-118086	22-2335400

(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
Organization)
465 Railroad Avenue
Camp Hill, Pennsylvania 17011
(Address of Principal Executive
Offices, including Zip Code)
(717) 737-1500
(Registrant’s telephone number,
including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On August 9, 2010, Ames True Temper Australia Pty Ltd (“ATT Australia”), a wholly-owned subsidiary of Ames True Temper, Inc. (the “Company”), completed the acquisition of certain assets from West Barrows Mix Pty Ltd (“Westmix”), an Australia-based manufacturer. The acquired assets consist principally of trade receivables, inventory, trade names and leases.
The consideration paid by ATT Australia for the assets of Westmix consisted of 14.05 million Australian dollars (approximately $12.7 million) in cash, subject to upward or downward working capital adjustments of up to $175,000 Australian dollars (approximately $159,000). ATT Australia funded the transaction from borrowings under the Company’s revolving credit facility with Bank of America, N.A.
ATT Australia’s entry into a Call and Put Option to Purchase Business and Business Sale Agreement with Westmix and Michelangelo Cantone and Jewell Cantone relating to the transaction were previously reported in the Company’s Current Report of Form 8-K filed with the Securities and Exchange Commission on July 6, 2010.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
The financial statements required by Item 9.01(a) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(b) Pro Forma Financial Information
The pro forma financial statements required by Item 9.01(b) of Form 8-K will be filed by amendment within 71 calendar days after the date this report on Form 8-K must be filed.
(d) Exhibits
The following exhibits are furnished herewith:
2.1	Business Sale Agreement, dated as of July 5, 2010, by and among Ames True Temper Australia Pty Ltd, West Barrows Mix Pty Ltd, Michelangelo Cantone and Jewell Cantone (incorporated by reference to Exhibit 10.1 of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended July 3, 2010)

99.1	Press Release issued on August 9, 2010.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2010	AMES TRUE TEMPER, INC. (Registrant)
	By:	/s/ Duane R. Greenly
Duane R. Greenly
(President and Chief Executive Officer)